UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2014, Motorcar Parts of America, Inc. (the “Company” or “we”) entered into a first amendment (the “Financing Agreement Amendment”) to the amended and restated financing agreement with a syndicate of lenders, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent, pursuant to which (i) the commitments to make revolving loans under the amended and restated financing agreement were increased by $10,000,000 to $40,000,000 and (ii) the maximum amount of capital expenditures was increased to $3,200,000 for fiscal year 2014, $7,000,000 for fiscal year 2015, and $4,000,000 for each of fiscal years 2016 and 2017.   The maximum amount of capital expenditures for fiscal year 2018 remains at $2,500,000.

The foregoing summary of the Financing Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Financing Agreement Amendment, which is to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2014, the Company and Selwyn Joffe (“Mr. Joffe”), the Chairman, President and Chief Executive Officer of the Company, entered into Amendment No. 1 (the “Employment Agreement Amendment”) to the employment agreement dated May 18, 2012 between the Company and Mr. Joffe (the “Employment Agreement”) pursuant to which, effective as of July 1, 2014, (i) the last day of Mr. Joffe’s term of employment was changed from August 31, 2015 to July 1, 2019 and (ii) his base salary was increased from $600,000 per year to $700,000 per year.  All other terms and conditions of the Employment Agreement remain the same.

The Employment Agreement Amendment was approved by the Board of Directors of the Company (the “Board”) following the earlier review of the proposed terms of the Employment Agreement Amendment by the Compensation Committee of the Board (the “Compensation Committee”) and the recommendation of the Compensation Committee that the Company enter into the Employment Agreement Amendment.  The Board approved the terms of the Employment Agreement Amendment after a process pursuant to which it evaluated Mr. Joffe’s performance, his value to the Company and appropriate market comparables.  In doing so, the Compensation Committee utilized the services of Towers Watson, an independent compensation consulting firm.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, which is to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: June 16, 2014	s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel